                                                                [Execution Copy]

                            INDEMNIFICATION AGREEMENT

                        MORGAN STANLEY ABS CAPITAL I INC.
                         IXIS REAL ESTATE CAPITAL TRUST
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-HE3

          WHEREAS, Morgan Stanley ABS Capital I Inc. (the "Depositor") is acting as depositor with respect to (i) the Prospectus (the "Base Prospectus"), dated
May 10, 2005, (ii) the Prospectus Supplement, dated August 29, 2005 (the
"Prospectus Supplement" and together with the Base Prospectus, the "Prospectus")
and (iii) the Confidential Private Placement Memorandum, dated August 30, 2005
(the "Private Placement Memorandum" and together with the Prospectus, the
"Offering Documents"), relating to IXIS Real Estate Capital Trust 2005-HE3,
Mortgage Pass-Through Certificates, Series 2005-HE3, (the "Certificates") to be
issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2005
(the "P&S"), among IXIS Real Estate Capital Inc., as Unaffiliated Seller (the
"Unaffiliated Seller"), the Depositor, Countrywide Home Loans Servicing LP, as
Servicer (the "Servicer") Deutsche Bank National Trust Company, as custodian
(the "Custodian") and JPMorgan Chase Bank, N.A., as trustee (the "Trustee");

          WHEREAS, the Depositor purchased the Mortgage Loans from the
Unaffiliated Seller pursuant to an Unaffiliated Seller's Agreement dated as of
August 1, 2005 (the "Unaffiliated Seller's Agreement"), by and between the
Depositor and the Unaffiliated Seller;

          WHEREAS, Morgan Stanley & Co. Incorporated, as initial purchaser (the
"Initial Purchaser"), is agreeing, subject to the terms and conditions of the
Certificate Purchase Agreement, dated as of August 30, 2005 (the "Certificate
Purchase Agreement"), between the Depositor and the Initial Purchaser, to purchase on the Closing Date described therein the Class A-1 Certificates (the
"Class A-1 Certificates") as described therein; and

          WHEREAS, Morgan Stanley & Co. Incorporated, as representative (the
"Representative"), of itself and the other underwriters named in the
Underwriting Agreement (collectively, the "Underwriters"), dated August 30, 2005
(the "Underwriting Agreement"), between the Depositor and the Representative pursuant to which the Representative on behalf of the Underwriters is agreeing, subject to the terms and conditions therein, that the Underwriters purchase on the Closing Date described therein the Offered Certificates (the "Offered
Certificates") as described therein.

          NOW THEREFORE, in consideration of the agreements contained herein, and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Unaffiliated Seller, the Depositor and the Representative
agree as follows:

     ARTICLE I Indemnification and Contribution.

     Section 1.01 The Unaffiliated Seller agrees to indemnify and hold harmless the Depositor, the Initial Purchaser and each Underwriter, their respective officers and directors and each person, if any, who controls the Depositor, the
Initial Purchaser or any Underwriter within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or Section 20 of the
Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus
Supplement, the Private Placement Memorandum or in the Comp Materials or any
omission or alleged omission to state in the Prospectus Supplement, the Private
Placement Memorandum or in the Comp Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any such untrue statement or omission or alleged untrue statement or alleged omission made in any amendment of or supplement to the Prospectus Supplement, the Private
Placement Memorandum or to the Comp Materials, and agrees to reimburse the
Depositor, the Initial Purchaser and each Underwriter and each such officer, director and controlling person promptly upon demand for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that the Unaffiliated
Seller shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Seller Information. The foregoing indemnity agreement is in addition to any liability which the Unaffiliated
Seller may otherwise have to the Initial Purchaser, the Underwriters, the
Depositor or any such director, officer or controlling person of the Initial
Purchaser, the Underwriters or of the Depositor.

     Section 1.02 The Initial Purchaser agrees to indemnify and hold harmless the Unaffiliated Seller, its officers and directors and each person, if any, who controls the Unaffiliated Seller within the meaning of either Section 15 of the
1933 Act or Section 20 of the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Unaffiliated Seller may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or any omission or alleged omission to state in the Private Placement Memorandum a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any such untrue statement or omission or alleged untrue statement or alleged omission made in any amendment of or supplement to the Private Placement
Memorandum, and including in each case any information included therein by its incorporation by reference into the Offering Documents and agrees to reimburse the Unaffiliated Seller, and each such director, officer or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that the Initial Purchaser shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Initial
Purchaser Information. The foregoing indemnity agreement is in addition to any liability which the Initial Purchaser may otherwise have to the Unaffiliated
Seller or any such director, officer or controlling person of the Unaffiliated
Seller.

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     Section 1.03 Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Unaffiliated Seller, its officers and directors and each person, if any, who controls the Unaffiliated Seller within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which the
Unaffiliated Seller may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus
Supplement or any omission or alleged omission to state in the Prospectus
Supplement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any such untrue statement or omission or alleged untrue statement or alleged omission made in any amendment of or supplement to the
Prospectus Supplement, and including in each case any information included therein by its incorporation by reference into the Prospectus and agrees to reimburse the Unaffiliated Seller, and each such director, officer or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that the Underwriters shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the
Unaffiliated Seller or any such director, officer or controlling person of the
Unaffiliated Seller.

          As used herein:

          "Depositor Information" means the statements set forth in the
Prospectus Supplement under the caption "Transaction Overview - Parties - The
Depositor".

          "Initial Purchaser Information" means the statements set forth under the caption "Method of Placement" in the Private Placement Memorandum.

          "Seller Information" means (x) the information and data concerning the
Mortgage Loans set forth on any computer tape (or other electronic or printed medium) furnished to the Depositor and/or the Unaffiliated Seller, in the Comp
Materials, (as defined below) to the extent such Comp Materials were approved by the Unaffiliated Seller, and (y) the information set forth in the Prospectus
Supplement, other than the Depositor Information, the Servicer Information, the
Initial Purchaser Information and the Underwriter Information.

          "Servicer Information" means the information concerning the Servicer under the caption "Transaction Overview--The Servicer" and "The Servicer".

          "Underwriter Information" means the statements set forth (i) in the last paragraph on the cover page of the Prospectus Supplement, (ii) and under the caption "Plan of Distribution" in the Prospectus Supplement.

          The terms "Collateral term sheet" and "Structural term sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter
(the "PSA Letter") of

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Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities
Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral term sheet" as used herein includes any subsequent Collateral term sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder,
Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994). The term "Comp Materials" as used herein means collectively Collateral Term Sheets, Structural Term Sheet and Computational
Materials.

     Section 1.04 Promptly after receipt by any indemnified party under this
Section 1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 1 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 1.

          If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except as provided in the following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 1 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by (x) the Representative, if the indemnified

                                        4

parties under this Section 1 consist of the Initial Purchaser, the Underwriters and/or the Depositor or any of their respective directors, officers or controlling persons, or (y) by the Unaffiliated Seller if the indemnified parties under this Section 1 consist of the Unaffiliated Seller or any of its respective directors, officers or controlling persons.

          Each indemnified party, as a condition of the indemnity agreements contained in this Section 1, shall cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii)
such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     Section 1.05 If the indemnification provided for in this Section 1 is unavailable to an indemnified party under Sections 1(a) or 1(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then (i) the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party, respectively, from the issuance of the Offered Certificates or the Class A-1 Certificates, as
applicable, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the statements or omissions that result in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Unaffiliated Seller on the one hand and the
Depositor, the Initial Purchaser and the Underwriters on the other shall be deemed to be in such proportion as the total net proceeds from the offering received by the Unaffiliated Seller bears to the total underwriting discounts and commissions. The relative fault of the indemnified party and indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations.

          The Depositor, the Initial Purchaser, the Underwriters and the
Unaffiliated Seller agree that it would not be just and equitable if contribution pursuant to this Section 1(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in this Section 1(d) above. The amount paid or payable

                                        5

by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 1(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 1, which expenses the indemnifying party shall pay, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the indemnified shall promptly refund the amount so paid to the indemnifying party. In no case shall the Initial Purchaser or any Underwriter, together with the Depositor be responsible for any amount in excess of (x) the amount received by the Initial Purchaser in connection with its resale of the Class A-1
Certificates or by such Underwriter in connection with its resale of the Offered
Certificates, over (y) the amount paid to the Depositor by the Initial Purchaser for the Class A-1 Certificates or by such Underwriter for the Offered
Certificates, as applicable. No person guilty of fraudulent misrepresentations
(within the meaning of Section 11(f) of the 1933 Act), shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 1.06 The indemnity and contribution agreements contained in this
Section 1 and the representations and warranties set forth in Section 2 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, its directors or officers or any person controlling the Depositor, by the Initial Purchaser, its directors or officers or any person controlling the Initial Purchaser, by or on behalf of the Underwriter, its directors or officers or any person controlling the Underwriter or by or on behalf of the Unaffiliated Seller and each of their respective directors, officers or any person controlling the
Sellers, and (iii) acceptance of and payment for any of the Offered Certificates or the Class A-1 Certificates, as applicable.

     ARTICLE II Representations and Warranties. The Unaffiliated Seller
represents that:

          (a) the Unaffiliated Seller is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and has full power and authority to own its assets and to transact the business in which it is currently engaged. The Unaffiliated Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition
(financial or otherwise) of the Unaffiliated Seller;

          (b) the Unaffiliated Seller is not required to obtain the consent of any other person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

          (c) the execution, delivery and performance of this Agreement by the
Unaffiliated Seller will not violate any provision of any existing law or regulation or any order decree of any court applicable to the Unaffiliated
Seller or any provision of the charter or bylaws of the Unaffiliated Seller, or constitute a material breach of any mortgage, indenture, contract or

                                        6

other agreement to which the Unaffiliated Seller is a party or by which it may be bound;

          (d) no proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of the Unaffiliated Seller, threatened against the Unaffiliated Seller or any of its properties or with respect to this Agreement or the Certificates in either case, which would have a material adverse effect on the business, properties, assets or condition
(financial or otherwise) of the Unaffiliated Seller;

          (e) the Unaffiliated Seller has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Unaffiliated Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, by the availability of equitable remedies, and by limitations of public policy under applicable securities law as to rights of indemnity and contribution thereunder; and

          (f) this Agreement has been duly executed and delivered by the
Unaffiliated Seller.

     ARTICLE III Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Depositor will be mailed, delivered or telegraphed and confirmed to Morgan Stanley ABS Capital I Inc. 1585
Broadway, New York, New York 10036, Attention: Valerie Kay with a copy to
Michelle Wilke at Morgan Stanley & Co. Incorporated's legal department at 1585
Broadway, 38th Floor, New York, New York 10036; if sent to the Initial Purchaser or the Representative will be mailed, delivered or telegraphed and confirmed to
Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036,
Attention: Valerie Kay with a copy to Michelle Wilke at Morgan Stanley & Co.
Incorporation's legal department at 1585 Broadway, 38th Floor, New York, New
York 10036; or, if sent to the Unaffiliated Seller, will be mailed, delivered or telegraphed and confirmed to the Unaffiliated Seller, 9 West 57th Street, New
York, New York 10019, Attention: General Counsel.

     ARTICLE IV Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns and the controlling persons referred to herein, and no other person shall have any right or obligation hereunder. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument. Capitalized terms used but not defined herein shall have the meanings provided in the P&S.

                  [Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, this 30 day of August, 2005.

                                        MORGAN STANLEY ABS CAPITAL I INC.,
                                           as Depositor

                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

                                        MORGAN STANLEY & CO. INCORPORATED,
                                           as Initial Purchaser and
                                           Representative

                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

                                        IXIS REAL ESTATE CAPITAL INC.,
                                           as Unaffiliated Seller

                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

          [Signature Page to the Underwriter Indemnification Agreement]